UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2006

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 20, 2006, Kevin E. Brooks was reassigned from his current role as Corporate Controller and Principal Accounting Officer of Quest Software, Inc. (“Quest”) to other areas of responsibility within Quest. The reassignment of Mr. Brooks was done in connection with Quest’s ongoing special committee investigation of stock option matters and was an interim decision pending completion of the special committee investigation and related restatement.

(c) On October 20, 2006, Michael J. Lambert, Senior Vice President and Chief Financial Officer of Quest, assumed the responsibilities of the position of Principal Accounting Officer. Mr. Lambert, age 44, joined Quest in November 2004 as Senior Vice President, Finance, and was appointed as Quest’s Chief Financial Officer in April 2005. Information regarding Mr. Lambert’s employment relationship with Quest and other biographical information is contained in Part III of Quest’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: October 26, 2006	By:	/S/ J. MICHAEL VAUGHN
J. Michael Vaughn
Vice President, General Counsel